Exhibit 5.1

                              LOWENSTEIN SANDLER PC
                                Attorneys at Law

May 16, 2005

Arotech Corporation
354 Industry Drive
Auburn, Alabama 36832

Re:  Registration Statement on Form S-8 under the Securities
     Act of 1933, as amended

Dear Sirs:

We have acted as counsel to Arotech Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,500,000 shares (the "Shares") of the Company's common stock issuable pursuant to the Company's 2004 Stock Option and Restricted Stock Purchase Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement").

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary to review. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

We further assume that all Shares issued will be issued in accordance with the terms of the Plan.

Subject to the foregoing, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the Plan, will be duly authorized, validly issued and non-assessable.

This opinion is limited to the  provisions of the Delaware  General  Corporation
Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler PC

LOWENSTEIN SANDLER PC

65 Livingston Avenue           Roseland, New Jersey
                           07068-1791 Fax 973.597.2200

                               Telephone 973.597.2500         www.lowenstein.com